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                           LEASE WITH RIGHT OF REFUSAL

          THIS AGREEMENT, Made this 6th day of September 1995 by and between Donald Wendorff and Laura Wendorff, husband and wife, Lessors, and Hutchinson Technology, a Minnesota corporation, Lessee;

          WITNESSETH:

          1. GRANTING AND TERM: That Lessors, in consideration of the rents and covenants hereinafter mentioned, do hereby Demise, Lease and Let unto Lessee, and Lessee does hereby lease and rent from Lessors, the following described premises situated in the County of McLeod and State of Minnesota, towit:
          That part of Lot 1, block 1, HUTCHINSON INDUSTRIAL CORPORATION PLAT, according to the plat on file in the office of the County Recorder, McLeod County, Minnesota described as follows:
          Commencing at the Northwest corner of said Lot 1, Block 1; thence South 00 degrees 08 minutes 00 seconds West, assumed bearing along the West line of said Lot 1, Block 1 a distance of 896.00 feet; thence South 00 degrees 14 minutes 00 seconds East 197.16 feet to the point of beginning of the tract to be described; thence continuing South 00 degrees 14 minutes 00 seconds East 193.44 feet along the West line of said Lot 1, to the Southerly line of said Lot 1; thence North 87 degrees 22 minutes 45 seconds East 66.00 feet; thence South 00 degrees 23 minutes 00 seconds West 33.00 feet; thence North 85 degrees 50 minutes 36 seconds East 132.00 feet; thence on a bearing of South
          90.82 feet to the South line of said Lot 1; thence North 86 degrees 14 minutes 20 seconds East 7.93 feet along the South line of said lot 1; thence on a bearing of North 124.62 feet; thence South 89 degrees 14 minutes 00 seconds East 120.00 feet to the East line of said Lot 1; thence on a bearing of North 182.13 feet; thence South 89 degrees 49 minutes 26 seconds West 326.05 feet to the point of beginning. Containing 1.51 acres.

TO HAVE AND TO HOLD, the premises just as they are, without any liability or obligation on the part of the Lessors, except that Lessors shall be responsible for upkeep and major structural repairs, if any, to any of the buildings located on the above described premises, for the Term of (5) years from October 1, 1995 to September 30, 2000 for the purpose of operating and maintaining all of the business purposes of the Lessee. But not subject to maintenance of heating, cooling, electrical, plumbing, etc. for operations of Lessee's business.

          2. RENT: That the Lessee shall pay as rent for said premises $1,675.00 per month, commencing October 1, 1995, and on the first of each month thereafter.


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           In addition to the above mentioned monthly rental, Lessee shall pay any and all real estate taxes on the premises payable during the term of this Lease when said taxes are due. Lessors shall promptly deliver the tax statements to Lessee when they are received and Lessee, at its expense, shall have all right and interest in connection with any negotiation, appeal or the like relative to said taxes and Lessors shall do all those things necessary to assure Lessee's rights in this regard. Finally Lessee agrees to assume and pay any and all installments of special assessments pro rata during the Lease against the above leased property including, but not limited to, assessments for City sewer and water now due or hereafter due during the term of this Lease.

          3. CARE OF PREMISES: That except as provided in Paragraph 1 hereof, Lessee will keep and maintain the said premises during the aforesaid term, and quit and deliver up the said premises to the said Lessors peaceably and quietly at the end of the aforesaid term or at any previous termination thereof for any cause, in its present condition and state of repair, reasonable use and wearing thereof and damage by fire or other casualties or by inevitable accidents expected.

          That Lessee will keep said premises continually in a neat, clean and respectable condition, and will keep the sidewalks in front and along said premises cleared of ice and snow, or other obstructions or objectionable thing, if such clearing shall be ordered or required by municipal authority. Also all ashes, garbage and refuse of any kind to be removed at said Lessee's expense. That said Lessee will not allow any gambling nor other immoral practices on said premises.

          4. Notice: Lessee further agrees to give Lessors written notice thirty (30) days before the expiration of this Lease of its intention to vacate at the end of this Lease, otherwise Lessors will have the option of continuing this Lease for one (1) year from such expiration upon notice in writing to Lessee prior to the expiration of the Lease, otherwise the Lease shall continue month-to-month, until notice of termination from either party.

          5. UTILITIES AND REPAIR: Lessee will not assign or underlet said premises or any part thereof without the written consent of said Lessors, such consent not to be unreasonably withheld. Said Lessee also agrees to replace all glass broken on said premises during said term, and pay for all City water, light, heat and any other utilities used thereon during the same time.

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          6.   DEFAULT: And if said monthly payments or any of them, whether the same be demanded or not, are not paid when they become due; or if said leased premises shall be appropriated to or used for any other purpose or use than is hereinbefore specified; or if gambling or any other immoral practices continually allowed on said premises, or any intentional damage or waste shall be made thereon; or if any part of said premises shall be underlet or this Lease be assigned without the above provided consent of said Lessors; of if any term, condition or covenant of this Lease to be performed by Lessee shall be violated or neglected, then and in either of said cases the Lessee does hereby authorize Lessors or their agent to cancel and annul this Lease on reasonable notice and to re-enter and take possession of said premises immediately and by force if necessary, and remove all persons and their property therefrom, and to use such force and assistance in effecting and perfecting such removal as said Lessors may deem advisable to recover at once full and exclusive possession of all said remised premises, whether in possession of said Lessee or of third persons, or vacant, without such re-entering working a forfeiture of the rents to be paid and the covenants to be kept by said Lessee for the full term of this Lease.

          7. At termination of Lease, either by choice or default, Lessee relinquishes all rights to use the right of way through property described herein.

          8. CONSTRUCTIVE EVICTION: That in case the buildings on said remised premises shall be destroyed, or be so injured by the elements or any cause, as to be untenantable and unfit for occupancy, then, Lessee may, at its option, terminate this Lease and all rights and obligations thereunder. Lessors shall be required to maintain fire and extended coverage insurance in an amount equal to the replacement value and public liability insurance in the amount of at least $3,000,000 per occurrence on the leased property during the term of the Lease. Each party hereby releases the other from any claim for recovery for any loss or damage to any of its property which is insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. It is further agreed that this waiver shall apply when permitted by the applicable policy of insurance. In the event of destruction, such insurance proceeds shall be used to restore the property unless in Lessors reasonable judgment, such property cannot be restored within 90 days. During the period of restoration, Lessee's rental hereunder shall abate.

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           9.  RIGHT OF REFUSAL: Lessors agree that, at any time during the term of this Lease and for one year thereafter, prior to their entry into any agreement to sell the premises referred to herein, they shall first (in writing) offer the same to Lessee at a price and on terms the same as those received in a bona fide offer to purchase, and that Lessee shall have twenty (20) days from its receipt of such an offer to accept it or this right of refusal shall terminate.

HUTCHINSON TECHNOLOGY INCORPORATED           /s/ Donald H. Wendorff
                                             ----------------------
                                             Donald Wendorff

By  /s/ Deb Rannow                           /s/ Laura Wendorff
    -----------------------                  ----------------------
     Deb Rannow                                  Laura Wendorff

     PURCHASING SUPERVISOR


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